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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PETCO ANIMAL SUPPLIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0479906
(State of Incorporation)	(I.R.S. Employer Identification No.)
9125 Rehco Road San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction Instruction A.(c), please check the box. / /	If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General following A.(d), please check the following box. /x/

Securities Act registration statement file number to which this form relates:
333-75830

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the Common Stock, par value $0.001 per share ("Common Stock"), of PETCO Animal Supplies, Inc. ("PETCO") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus which constitutes part of PETCO's Registration Statement on Form S-1 (File No. 333-75830) relating to the offering of up to 16,675,000 shares of Common Stock filed with the Securities and Exchange Commission on December 21, 2001, as amended from time to time, and incorporated herein by reference.

Item 2.    Exhibits.

        The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
3.1**	Form of Second Amended and Restated Certificate of Incorporation of PETCO.
3.2**	Form of Amended and Restated Bylaws of PETCO.
4.1**	Form of Specimen Common Stock Certificate.
4.2**	Form of Amended and Restated Stockholders Agreement, dated as of February 19, 2002, by and among the Registrant and certain stockholders of PETCO.
4.3**	Form of Amended and Restated Securityholders Agreement, dated as of February 19, 2002, by and among the Registrant and certain securityholders of PETCO.

**
Incorporated by reference to PETCO's Registration Statement on Form S-1 (File No. 333-75830).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, PETCO has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 19, 2002	PETCO ANIMAL SUPPLIES, INC.
	By:	/s/ BRIAN K. DEVINE
	Name:	Brian K. Devine
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
3.1**	Form of Second Amended and Restated Certificate of Incorporation of PETCO.
3.2**	Form of Amended and Restated Bylaws of PETCO.
4.1**	Form of Specimen Common Stock Certificate.
4.2**	Form of Amended and Restated Stockholders Agreement, dated as of February 19, 2002, by and among the Registrant and certain stockholders of PETCO.
4.3**	Form of Amended and Restated Securityholders Agreement, dated as of February 19, 2002, by and among the Registrant and certain securityholders of PETCO.

**
Incorporated by reference to PETCO's Registration Statement on Form S-1 (File No. 333-75830).

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX